                                                AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

                                                     American Skandia Advisor Plan III
                                                          American Skandia APEX II
                                                      American Skandia Xtra Credit Six
                                                        American Skandia Lifevest II
                                                   American Skandia Advisors Choice(R)2000

                                                Supplement to Prospectuses Dated May 1, 2007
                                                     Supplement dated December 11, 2007

     This Supplement  should be read and retained with the current  Prospectus for your annuity.  This Supplement is intended to update certain  information in the  Prospectus for the variable  annuity you own, and is not intended to be a prospectus or offer for any other variable annuity listed here that you do not own. If you would like another copy of the current  Prospectus,  please contact us at 1-888-PRU-2888.

     We are issuing this  supplement to reflect that,  effective  January 1, 2008,  American  Skandia Life Assurance  Corporation  will change its name to Prudential  Annuities Life Assurance  Corporation.  This is merely a name change, and does not otherwise affect any of the terms of your Annuity.

                                                AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

                                                                  Optimum
                                                                Optimum Four
                                                                Optimum Plus

                                                Supplement to Prospectuses Dated May 1, 2007
                                                     Supplement dated December 11, 2007

     This Supplement  should be read and retained with the current  Prospectus for your annuity.  This Supplement is intended to update certain  information in the  Prospectus for the variable  annuity you own, and is not intended to be a prospectus or offer for any other variable annuity listed here that you do not own. If you would like another copy of the current  Prospectus,  please contact us at 1-888-PRU-2888.

     We are issuing this  supplement to reflect that,  effective  January 1, 2008,  American  Skandia Life Assurance  Corporation  will change its name to Prudential  Annuities Life Assurance  Corporation.  This is merely a name change, and does not otherwise affect any of the terms of your Annuity.